INDEPENDENT AUDITORS' CONSENT

To the board of Trustees of CASH TRUST SERIES II:

     We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement (No. 33-38550) of Cash Trust Series II of our reports dated July 20, 1999, appearing in the Annual Report of Municipal Cash Series II and Treasury Cash Series II for the year ended May 31, 1999, and to the reference to us under the headings "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
September 24, 1999